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                              EMPLOYMENT AGREEMENT

                This EMPLOYMENT AGREEMENT dated as of October 1, 1997, between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2727 Maricopa Street, Torrance, California 90503 (the "Company"), and GARY J. SIMON, an individual having an address at 1211 Avenue of the Americas, New York, New York 10036 ("Employee").

                              W I T N E S S E T H :

                WHEREAS, the Company desires that Employee be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein; and

                WHEREAS, the Company, in order to induce Employee to remain with the Company, agrees that Employee shall be entitled to receive a bonus payment in the event of a change in control of the Company under the circumstances described below.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1. Employment. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to enter the employ of the Company, for the period set forth in
Section 2 hereof, to render the services to the Company described in Section 3 hereof.

                2. Term. Employee's term of employment under this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue for a period through and including the second anniversary of the Commencement Date (the "Employment Term") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein and shall automatically renew for successive two-year periods unless written notice to the contrary is delivered by either party to the other party at least six months prior to the end of the then-current Employment Term.

                3. Duties. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as the Company's Secretary. It is agreed that Employee shall not be required to perform his services in the Company's or any other facilities. The rights and duties of Employee shall not in any way be curtailed by the Company without his consent.

                4. Other Business. The Company acknowledges and agrees that Employee is a Partner in Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, that services hereunder shall be rendered on a non-exclusive basis and that Employee shall be free to render his services, whether as an employee, independent contractor or otherwise, to others; provided that in the event that the rendering of such services to others shall prevent the performance of duties hereunder, then







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this Agreement may be terminated at any time pursuant to the terms of Section 9 hereof. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business which is not competitive and does not have any other business relations with the Company or any subsidiary of the Company, provided such purchase, ownership or sale by Employee does not interfere with the performance of his duties hereunder.

                5. Compensation. As compensation for his services and covenants hereunder, the Company shall pay Employee the following:

                        (a) Salary. The Company shall pay Employee a salary ("Salary") of One Hundred Thousand Dollars ($100,000) per year.

                        (b) Options. The Company shall grant to Employee an option to purchase, for a period of ten years from such date of grant, Fifty Thousand (50,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Company's 1994 Stock Option Plan, as amended to date (the "Plan"), and any related stock option agreement(s) required to be executed in connection therewith. Such option shall become exercisable on the date of grant with respect to one-half of such shares of Common Stock and on the first anniversary thereof with respect to the remaining such shares.

                        (c) Bonus. Employee shall be entitled to the bonus referred to in Section 11 hereof upon the occurrence of a Change in Control (as hereinafter defined).

                6. Business Expenses. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to, only those business expenses incurred by him that are authorized in writing and for which Employee has submitted receipts.

                7. Employee Benefits. During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as generally made available to executive officers of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which Employee may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the Company.

                8. Death and Disability. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's estate shall be entitled to receive such portion

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of his Salary that has been earned through the date of death. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 6(a).

                               (b)    If, during the Employment Term, Employee,
because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of 45 consecutive days or 60 days in the aggregate during any six-month period the Company may, upon at least twenty (20) days' prior written notice given at any time after the expiration of such 45 or 60 day period, as the case may be, to Employee of its intention to do so, terminate this Agreement as of such date which is the date 30 days after the date of such notice. In case of such termination, Employee shall be entitled to receive such portion of his Salary that has been earned through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 6(b). In the event of any dispute regarding Employee's ability to perform the duties and services required of him hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in New York, one to be selected by each of Employee and the Company and the third to be selected by the two designated physicians. For this purpose, Employee agrees to submit to appropriate medical examinations.

                9. Termination for Cause. (a) The Company may terminate the employment of Employee for Cause (as hereinafter defined) and Employee may resign without cause. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 9(a).

                        (b) As used herein, the term "Cause" shall mean: (i) the willful failure of Employee to perform his duties pursuant to Section 3 hereof, which failure is not cured by Employee within 20 days following written demand for substantial performance from the Company, which demand identifies the manner in which the Company believes that Employee has not performed such duties and the steps required to cure such failure to perform; (ii) any other material breach of this Agreement by Employee, including any of the material representations or warranties herein made by Employee, and including engaging in any business preventing performance hereunder as described in Section 4 hereof, which breach has not ceased within 20 days after written notice thereof has been delivered to Employee by the Company, which notice identifies in reasonable detail the manner in which the Company believes that Employee has breached this Agreement and the steps required to cure such breach, if applicable; (iii) Employee shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company, monetarily or otherwise; or (iv) the conviction of Employee of, or the entering of a plea of nolo contendere by Employee with respect to, a felony.

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                10.     Termination for Good Reason. (a) Employee may
voluntarily terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of a Change in Control (as defined below).

                        (b) Any termination by the Company or by Employee pursuant to this Agreement shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

                        (c) "Termination Date" shall mean if Employee's employment is terminated pursuant to Subsection 10(a) hereof, the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee's full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement.

                        (d) For purposes of this Agreement, a "Change in Control" shall have occurred if:

                               (i) any "person", as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

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                               (ii) during any period of not more than two
consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                               (iii) the shareholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than
(A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

                               (iv) the shareholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                11. Compensation and Certain Other Provisions in the Event of Termination of Employment For Good Reason. If the Company shall terminate Employee's employment other than pursuant to the provisions of Sections 8 or 9 hereof, or if Employee shall voluntarily terminate employment pursuant to the provisions of Subsection 10(a), then the Company, as liquidated damages or severance pay or both, shall pay to Employee and provide Employee and Employee's dependents with the following:

                        (a) The Company shall pay Employee (i) Salary through the Termination Date at the annual rate of compensation in effect immediately prior to the Termination Date, and (ii) two and one-half times the amount of such Salary (the "Termination Compensation"). For the purposes of the foregoing payments, the annual rate of compensation shall be the rate paid to Employee without regard to any purported reduction or attempted reduction of such rate by the Company. The amount specified in clauses (i) and (ii) shall be payable in a lump sum within ten (10) days after the Termination Date.

                        (b) During the five months following the Termination Date (the "Payout Period"), the Company shall arrange to provide Employee with life, disability, accident, group health insurance and other employee benefits substantially similar to those which Employee was receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by Employee pursuant to this Section shall be reduced to the extent comparable benefits are actually received by Employee

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during the Payout Period, and any such benefits actually received by Employee shall be reported by Employee to the Company. In addition, the remainder of the Payout Period until Employee reaches retirement, or the period until Employee's death if earlier, shall be considered service with the Company for the purpose of continued service credits under applicable pension and retirement plans of the Company.

                        (c) If and to the extent that benefits or service credits for benefits provided under clause (b) above shall not be payable or provided under any such plans to Employee and Employee's dependents by reason of Employee no longer being an employee of the Company as the result of termination of Employee's employment, the Company shall itself pay or provide for payment of such benefits and service credit for benefits to Employee and Employee's dependents.

                        (d) The termination of Employee's employment shall not affect any vested benefits under the Company's pension plans to which Employee may be entitled (including any additional service credits for benefits as provided in Subsections (b) and (c) above), and Employee may receive retirement payments under such pension plans on any date selected by Employee, which must be a date on which retirement payments under such plans may commence.

                        (e) The Company shall pay the one-time individual conversion fee required by the carrier in connection with Employee's conversion of any insurance policies carried by the Company on Employee's life.

                        (f) Employee shall not be required to mitigate the amount of any payment provided for in this Section 11 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 11 be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise.

                        (g) Anything in this Agreement to the contrary notwithstanding, in the event that: (i) a Change in Control occurs, (ii) Employee's employment with the Company is terminated prior to the date of such Change in Control and (iii) it is reasonably demonstrated by Employee that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (B) otherwise arose in connection with or anticipation of a Change in Control, then, for all purposes of this Agreement, the Change in Control shall be deemed to have occurred immediately prior to the date of such termination of employment.

                        (h) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 11(h))
(a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                12. Disclosure of Information and Restrictive Covenant. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and

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systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:

                        (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

                        (b) This Section 12 and Sections 13, 14 and 15 hereof shall survive the expiration or termination of this Agreement for any reason.

                        (c) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Section 12 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                13. Remedy. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of the non-disclosure clauses under Section 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise, in addition to damages the Company may be entitled to recover.

                14. Representations and Warranties of Employee. In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company that he has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder.

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                15. Notices. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, addressed to Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Mel Marks, Chairman of the Board, or at such address as such party shall have designated by a notice given in accordance with this Section 15, or when actually received by the party for whom intended, if sent by any other means.

                16. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

                17. Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

                18. Waivers, Modifications, Etc. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                19. Assignment. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

                20. Applicable Law. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

                21. Jurisdiction and Venue. It is hereby irrevocably agreed that all disputes or controversies between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City

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of New York, County of New York, in accordance with the Commercial Arbitration
Rules of the American Arbitration Association then in effect. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York, for this purpose.

                22. Full Understanding. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

                23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MOTORCAR PARTS & ACCESSORIES, INC.



                                       By:
                                          ______________________________________
                                          Name:
                                          Title:



                                          ______________________________________
                                                      GARY J. SIMON





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